EXHIBIT 10.14

QUITCLAIM DEED

FOR VALUE RECEIVED, Martin Clemets, an individual whose mailing address is 1028 East Larch, Osburn, ID 83849 ("Grantor"), hereby conveys, releases remises and forever quit claims unto at Northern Adventures, Inc., a Nevada corporation, whose mailing address is 441 West 14th Avenue, Spokane, WA. 99204, ("Grantee"), all of Grantor's rights, title and interests in and to those certain unpatented mining claims, situated, lying and being in the County of Steven, state of Washington, more particularly described on Exhibit A attached hereto and by this reference in corporate herein as if set forth in full (the "Claims").

TOGETHER WITH all and singular the tenements, hereditaments, appurtenances, rights, and privileges thereunto belonging or in any manner appertaining including, but not limited to the following: all rents, issues and profits thereof; all water and water rights (including, but not limited to, rights to surface  ground and stored water and water rights claims, applications, permits, licenses and stock) of every kind and nature that may be appurtenant thereto or which run with, extend to or otherwise benefit the Claims; all mines, minerals, lodes, ledges and veins within the boundary lines of mining claims comprising the Claims, their dips, spurs and extralateral rights; all minerals of every kind and character, whether base, precious, metallic, nonmetallic or otherwise, lying in, on or under the Claims; all severed ore, equipment, pl ants, fixtures, machinery personal property and other improvements which may be situated on the surface of or located within the Claims; all rights-of-way, tunnel rights, adits, drifts, shoots, easements, permits, licenses, permission and other authorizations affecting access to the Claims or the right to conduct operations therein and thereon (collectively, the "Property").

TO HAVE AND TO HOLD all and singular the said Claims and Property unto Grantee and to Grantee's successors and assigns forever.

IN WITNESSW HEREOF, Grantor has executed this Instrument as of the 20th day of June, 2012.

Martin Clemets

An Individual

By:  /s/ Martin Clemets

STATE OF WASHINGTON)

                 ):ss

COUNTY OF SPOKANE     )

I, Timothy Kuh, a Notary for the State of Washington, hereby certify that I know or have satisfactory evidence that Martin Clemets is the person who appeared before me, and that said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it to be free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: June 20, 2012

Seal or Stamp

Signature /s/ Timothy Kuh

Notary Public in and for the State of Washington

Residing at: Spokane, Washington

My Commission Expires: May 4, 2013

EXHIBIT A to QUITCLAIM DEED

	NAME	Locator	Claim Date	Stevens County Filing Date	County Recorder Number
1.	BX 13	Martin Clemets	5/3/2012	5/11/2012	2012 0003490
2.	BX 14	Martin Clemets	5/3/2012	5/11/2012	2012 0003491
3.	BX 15	Martin Clemets	5/3/2012	5/11/2012	2012 0003492
4.	BX 16	Martin Clemets	5/3/2012	5/11/2012	2012 0003493
5.	BX 17	Martin Clemets	5/3/2012	5/11/2012	2012 0003494
6.	BX 18	Martin Clemets	5/3/2012	5/11/2012	2012 0003495
7.	BX 19	Martin Clemets	5/3/2012	5/11/2012	2012 0003496
8.	BX 20	Martin Clemets	5/3/2012	5/11/2012	2012 0003497
9.	BX 21	Martin Clemets	5/3/2012	5/11/2012	2012 0003498
10.	BX 22	Martin Clemets	5/3/2012	5/11/2012	2012 0003499
11.	BX 23	Martin Clemets	5/3/2012	5/11/2012	2012 0003500
12.	BX 24	Martin Clemets	5/3/2012	5/11/2012	2012 0003501
13.	BX 25	Martin Clemets	5/3/2012	5/11/2012	2012 0003502
14.	BX 26	Martin Clemets	5/3/2012	5/11/2012	2012 0003503
15.	BX 27	Martin Clemets	5/3/2012	5/11/2012	2012 0003504